SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/
    Check the appropriate box:
    / / Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))
    /X/ Definitive Proxy Statement
    / / Definitive Additional Materials
    / / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           GENERAL KINETICS INCORPORATED
                  ------------------------------------------------
                  (Name of Registrant as Specified in Its Charter)


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      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

    Payment of filing fee (Check the appropriate box):
    / /   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
              14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
    / /   $500 per each party to the controversy pursuant to Exchange Act
              Rule 14a-6(i)(3).
    / /   Fee computed on table below per Exchange Act Rules 14a-(6)(i)(4)
              and 0-11.

    (1)       Title of each class of securities to which transaction applies:


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    (2)       Aggregate number of securities to which transaction applies:


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    (3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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    (4)       Proposed maximum aggregate value of transaction:


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    (5)       Total fee paid:


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

    /X/ Fee paid previously with preliminary materials.
    / / Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)       Amount Previously Paid:  $125


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    (2)       Form, Schedule or Registration Statement no.:  Preliminary Proxy
              Statement


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    (3)       Filing Party:  General Kinetics Incorporated


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    (4)       Date Filed:  September 22, 1995


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

                           GENERAL KINETICS INCORPORATED
                             14130-C SULLYFIELD CIRCLE
                             CHANTILLY, VIRGINIA  22021

                                 -----------------

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     NOVEMBER 14, 1995 AT 9:00 A.M., LOCAL TIME

                                 -----------------

         Notice is hereby given that the 1995 Annual Meeting of Shareholders of General Kinetics Incorporated (the "Company") will be held at Marriott Suites, Washington Dulles, 13101 Worldgate Drive, Herndon, Virginia 22070, on Friday, November 14,
1995 at 9:00 a.m., local time, for the following purposes:

         1. To elect one director, in Class I, for a term expiring in 1998.

         2.   To approve an amendment to the Company's Restated
Articles of Incorporation and authorize management to implement a one-for-three reverse stock split of the Company's common stock.

         3. To consider and take action upon a proposal to ratify the selection of BDO Seidman, independent certified public accountants, as auditors for the Company for the fiscal year 1995.

         4. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

         Holders of common stock of the Company are entitled to vote on each of the matters set forth above.

         The stock transfer books of the Company will not be closed. The Board of Directors has fixed the close of business on October 6, 1995 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual
Meeting and any adjournments thereof.

         You are cordially invited to be present. Shareholders who do not expect to attend in person are requested to sign and return the enclosed form of Proxy in the envelope provided. At any time prior to their being voted, proxies are revocable by written notice to the Secretary of the Company or by voting at the meeting in person.
                                            By Order of the Board of Directors


                                                   Sandy B. Sewitch, Secretary


October 6, 1995

                          GENERAL KINETICS INCORPORATED
                            14130-C SULLYFIELD CIRCLE
                            CHANTILLY, VIRGINIA  22021

                                 PROXY STATEMENT

                                  -------------

                 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 14, 1995
                        -------------

         This statement is furnished in connection with the solicitation of proxies by the Board of Directors of General
Kinetics Incorporated (the "Company") from holders of the Company's outstanding shares of common stock ("Common Stock") entitled to vote at the 1995 Annual Meeting of Shareholders of the Company
(and at any and all adjournments thereof) for the purposes referred to below and set forth in the accompanying Notice of Annual Meeting of Shareholders.

         A proxy card ("Proxy") for use at the Meeting is enclosed. Any shareholder who executes and delivers a Proxy retains the right to revoke it at any time prior to the voting thereof by giving notice to the Secretary of the Company in writing or by duly executing a Proxy bearing a later date. A Proxy may also be revoked by attendance at the Meeting and election to vote thereat. Unless so revoked, the shares represented by such Proxy will be voted, in the manner specified therein, at the Meeting and any adjournment thereof. The record date for shareholders entitled to notice of and to vote at the Meeting was the close of business on October 6, 1995. As of the record date, the Company had 6,508,925 shares of Common Stock, $.25 par value per share, outstanding (except as otherwise indicated, all share amounts set forth in this proxy statement shall be calculated before giving effect to the one-for-three reverse stock split proposed herein). Each holder of Common Stock will be entitled to one vote, in person or by Proxy, for each share of Common Stock of the Company standing in such holder's name on the books of the Company as of the record date for the Meeting on any matter submitted to the vote of the shareholders.

         This Proxy Statement and Proxy are being sent to shareholders of the Company on or about October 12, 1995. This solicitation is made by the Board of Directors, and the Company will bear the costs of solicitation. It is contemplated that the Proxies will be solicited through the mail, but directors, officers and regular employees of the Company may solicit Proxies personally or by telephone. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. In addition, although it has no current plans to do so, the Company may pay for and utilize the services of individuals or companies not regularly employed by the Company in connection with the solicitation of Proxies if the Board of Directors considers that this is advisable.

                                         PROPOSAL 1.

                                    ELECTION OF DIRECTOR

         Pursuant to the Company's Certificate of Incorporation, the Board of Directors is divided into three separate classes of directors, Class I, Class II and Class III, which are required, in all respects, to be as nearly equal as practicable. At each annual meeting of shareholders, one class of directors is elected to a term of three years. This year represents the beginning of a new three-year term for Class I directors; however, in May of 1995 Carl
R. Sax, who had previously served as the sole Class I director, resigned as a director and officer of the Company leaving a vacancy in Class I of the directors. In order to accommodate this change and in an effort to more nearly equalize the number of directors in each class, the Board has elected to restructure the current Board by nominating Mr. Heimendinger to serve as a Class
I director so as to have Board representation within each Class, including Class I.

         Larry M. Heimendinger and Robert K. Gardner presently serve as Class III directors for the Company and Mr. Gardner's term is scheduled to expire at the 1997 Annual Meeting of Shareholders. Effective upon the shareholder vote with respect to his election as a Class I director, Mr. Heimendinger intends to resign as a Class III director. Marc E. Cotnoir and Richard J. McConnell presently serve as Class II directors which term will continue until the 1996 Annual Meeting of Shareholders. Each of Messrs. Heimendinger, Gardner, McConnell and Cotnoir were elected to the Board of Directors by Board action in March of 1994 and their election was ratified at the 1994 Annual Meeting of shareholders.

         At the Meeting, holders of Common Stock shall be entitled to elect one (1) director. Unless otherwise directed, Proxies received will be voted in favor of the election of Larry Heimendinger to serve as director as provided in the Amended and Restated Bylaws of the Company (the "Bylaws"). If elected, he shall serve in Class I and for a term of three years or until his successor shall be elected and qualified.

         The Bylaws currently provide that the number of directors of the Company shall be not fewer than three nor more than eleven and that the Board of Directors may determine the size of the Board from time to time within these limits. The Bylaws further provide that the Board of Directors may, by majority vote, increase the size of the Board within this range by up to two directors between annual meetings of shareholders, and may fill the vacancies thus created; however, under the Virginia Stock Corporation Act, the Board is further limited to only increase or decrease by 30% or less the number of directors last elected by the shareholders. The size of the Board of Directors is currently fixed at five members and the Board presently expects to maintain it at that size pending the ultimate resolution of whether, and the extent to which, new directors may be appointed to fill the current vacancy or any potential newly created director position.

         Proxies in the enclosed form received from holders of Common Stock will be voted for the election of Mr. Heimendinger as the Class I nominee as a director of the Company unless shareholders indicate otherwise. If the nominee is unable to serve for any reason (which event is not anticipated), the shares represented by the enclosed Proxy may be voted for such other person or persons as may be determined by the holders of such Proxy unless shareholders indicate otherwise.

         The Board of Directors recommends a vote FOR the election of Mr. Heimendinger. Proxies solicited by the Board of Directors will be so voted unless shareholders specify a contrary vote. This resolution may be adopted by a plurality of the votes entitled to be cast with respect thereto. The following information includes the name of the nominee of the Board of Directors for the office of Class I director, and other individuals who will continue service as Class II and Class III directors, together with certain additional information concerning each individual. If the nominee should be unable or unwilling to serve (which event is not anticipated), the persons authorized by the Proxy to vote shall, pursuant to the authority granted to them by the Board of Directors, have the discretion to select and vote for a substituted nominee (unless shareholders indicate otherwise, as noted above). The Board of Directors has no reason to believe that the nominee will be unable or unwilling to serve.

                                   DIRECTORS (AND NOMINEE)


Name and Position                           Business Experience                     Director
with the Company                    Age     During the Last Five Years              Since
-----------------                   ---     --------------------------              --------
Robert K. Gardner                   47      Mr. Gardner has been the                March, 1994
  Vice Chairman of                          principal of Robert K.
  the Board                                 Gardner & Associates for
                                            seventeen years.  Robert
                                            K. Gardner & Associates
                                            is a consulting business
                                            that provides planning
                                            and marketing services
                                            for development stage
                                            technology companies
                                            serving industrial and
                                            government markets.  Mr.
                                            Gardner also served as
                                            Vice President and
                                            General Manager of the
                                            Secure Communications
                                            Division of the Company
                                            through May 1995.  Mr.
                                            Gardner is a member of
                                            Class III of the Board of
                                            Directors.

Larry M. Heimendinger               49      Mr. Heimendinger has acted              March, 1994
  Chairman of the                           as the Chairman of the
  Board                                     Board of Directors of the
(Nominee for Class 1)                       Company since he was
                                            elected to that position
                                            in March of 1994.  In
                                            accordance with the
                                            Amended and Restated
                                            Bylaws of the Company,
                                            Mr. Heimendinger has been
                                            performing the duties of
                                            the President and chief
                                            executive officer through
                                            his position as Chairman
                                            of the Board and will
                                            continue to do so until
                                            such time as a
                                            replacement for President
                                            and chief executive
                                            officer is elected and
                                            qualified.  From 1989
                                            through 1992, Mr.
                                            Heimendinger was
                                            President and chief
                                            operating officer of
                                            Nantucket Corp., a
                                            privately held software
                                            company which was
                                            purchased in 1992 by
                                            Computer Associates
                                            International, a company
                                            also involved in software
                                            development.  After that
                                            acquisition and until
                                            sustaining a serious
                                            accident in September,
                                            1992, Mr. Heimendinger
                                            was associated with
                                            Computer Associates
                                            International, most
                                            recently as its Director
                                            of Product Strategy.  For
                                            several years through
                                            1988, Mr. Heimendinger
                                            was the President and CEO
                                            of Origin, Inc., a
                                            company that produced and
                                            marketed personal
                                            computer software for the
                                            banking industry.  Mr.
                                            Heimendinger is the
                                            author of dBase IV and
                                            Clipper, books published
                                            by Brady Books, and is a
                                            computer industry
                                            conference and seminar
                                            speaker worldwide.  Mr.
                                            Heimendinger is currently
                                            a member of Class III of
                                            the  Board of Directors,
                                            and has been nominated
                                            for election as a Class I
                                            director.  He intends to
                                            resign his position as a
                                            Class III director
                                            effective upon the
                                            shareholder vote at the
                                            annual meeting.

Marc E. Cotnoir                     46      Mr. Cotnoir has been an                 March, 1994
                                            independent consultant,
                                            providing business and
                                            strategic planning
                                            support and systems
                                            engineering consulting,
                                            for a wide range of
                                            clients since 1988.
                                            Prior to 1988, Mr.
                                            Cotnoir had extensive
                                            experience, both within
                                            private industry and in
                                            the U.S. Air Force, with
                                            computer and
                                            communications
                                            technology.  Mr. Cotnoir
                                            is a member of Class II
                                            of the Board of
                                            Directors.

Richard J. McConnell                31      Mr. McConnell has been                  March, 1994
                                            the President of Present
                                            Square Systems,
                                            Inc., a research and
                                            development firm
                                            specializing in advanced
                                            software systems, since
                                            1986.  Mr. McConnell has
                                            been involved in research
                                            and development in the
                                            computer software
                                            industry since 1981.  Mr.
                                            McConnell is a member of
                                            Class II of the Board of
                                            Directors.

                   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
                 SHAREHOLDERS VOTE FOR THE ELECTION OF THE CLASS I NOMINEE.

         Six meetings of the Board of Directors were held during the year ended May 31, 1995 ("fiscal year 1995"). The Board of Directors has established a standing Audit and Compensation Committee, as well as a Strategic Planning and a Financial Operations Committee. The Audit Committee, which met twice in fiscal year 1995, consisted of Messrs. Larry Heimendinger, Marc Cotnoir and Richard McConnell. The Audit Committee reviews all financial matters related to the Company's operations, recommends to the Board of Directors independent auditors for selection by the Company, discusses with the Company's independent auditors the scope and results of audits and approves and reviews any non-audit services performed by such independent auditors.

         The Compensation Committee, which met three times in fiscal year 1995, consisted of Messrs. Larry Heimendinger and Marc Cotnoir. The Compensation Committee reviews and establishes compensation for the officers of the Company and administers the compensation and benefits plans of the Company for officers of the Company.

         The Board had also had a Strategic Planning Committee consisting of Messrs. Robert Gardner, Larry Heimendinger and Richard McConnell and a Financial Operations Committee consisting of Messrs. Larry Heimendinger and Robert Gardner. Neither the Strategic Planning nor the Financial Operations committee had formal meetings during the last fiscal year, and their functions have been undertaken by the full Board at present.

         All present directors attended at least 75 percent of the meetings of the Board of Directors and Committees on which they served during fiscal year 1995.

         The following table sets forth the beneficial ownership of Common Stock as of October 11, 1995 of each of the current directors and other directors who served during the past fiscal year and each of the executive officers named in the Summary
Compensation Table below.


                                     Shares of                               Percentage of
                                     Common Stock                            Outstanding
Name                                 Beneficially Owned(1)(2)                Common Stock
----                                 ------------------------                -------------

Mark E. Cotnoir                      37,500                                  *
Robert K. Gardner                    32,500                                  *
Larry M. Heimendinger                46,875                                  *
Richard J. McConnell                 37,500                                  *
Carl R. Sax                          10,110                                  *

All Directors and named
Executive Officers as a
group (eight persons)                215,933                                 3.2%


    (1) Beneficial ownership also includes shares of Common Stock which may be acquired within 60 days of October 12, 1995, through the exercise of warrants, options, or otherwise, as follows: Mr. Cotnoir, 37,500 shares; Mr. Gardner, 32,500 shares; Mr. Heimendinger, 46,875 shares; Mr. McConnell, 37,500 shares; and all Directors and Officers as a group, 202,797 shares.
Does not include currently unallocated shares held by the ESOP of which Mr. Heimendinger is a trustee. Additionally, each of Messrs. Cotnoir and McConnell were granted options to purchase 100,000 shares, Mr. Heimendinger was granted an option to purchase 125,000 shares and Mr. Gardner was granted an option to purchase 33,333 shares, each of which options will only vest if the stock price reaches certain stipulated multiples of base price of $1.0026 (for ten consecutive trading days).

    (2)  Includes shares of common stock beneficially owned by Carl
R. Sax who resigned as a director and officer of the Company effective May 1, 1995.

    *    Indicates less than 1 percent.


                                  COMPENSATION OF DIRECTORS

         Each nonemployee director other than Mr. Heimendinger has received a monthly retainer of $1,500 since November 1994.
Mr. Gardner received a monthly retainer of $500 while he was an officer of the Company through May 1995.

                                  CERTAIN RELATIONSHIPS AND
                                    RELATED TRANSACTIONS

         During the course of the last fiscal year, Present Square Systems, Inc., provided consulting services to the Company with respect to the Company's software systems and received an aggregate of $20,000 in fees for such services. Richard J.
McConnell, a director of the Company, is President of Present Square Systems, Inc.

                               EXECUTIVE OFFICERS AND CERTAIN
                            SIGNIFICANT EMPLOYEES OF THE COMPANY

         The names, ages, and positions of the executive officers of the Company are listed below.


Name                                Age       Position
----                                ---       --------
Larry M. Heimendinger               49        Chairman of the Board
                                              (performing duties
                                              of President)

Robert K. Gardner                   47        Vice Chairman of the Board

Shirl Lakeway, Jr.                  38        Vice President and General Manager
                                              of Food Technology Corporation, a
                                              subsidiary of the Company

Richard E. Munczenski               53        Vice President and General Manager

Sandy B. Sewitch                    38        Chief Financial Officer


         Larry M. Heimendinger has acted as the Chairman of the Board of Directors since March of 1994 and, in accordance with the Amended and Restated Bylaws of the Company, he has been performing the duties of the President and chief executive officer through his position as Chairman of the Board and will continue to do so until a replacement for President and chief executive officer is elected and qualified.

         Robert K. Gardner joined the Company as a director in March 1994 and an employee in May 1994. He was Vice President and General Manager of the Secure Communications Division of the Company through May 1995, and currently is a consultant to the Company for VSLAN technology sales activities and government customer relations activities.

         Shirl Lakeway, Jr., Vice President and General Manager of Food Technology Corporation, a wholly owned subsidiary of the Company, joined the Company in 1986.

         Richard E. Munczenski, Vice President and General Manager, joined the Company in August of 1969.

         Sandy B. Sewitch, Chief Financial Officer, joined the
Company in April 1993.

         The officers of the Company hold office at the discretion of the Board of Directors of the Company.

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who beneficially own more than 10% of its Common Stock, to file with the Securities and Exchange Commission and the American Stock Exchange reports of ownership and changes in ownership of the Company's equity securities. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of such reports furnished to the Company, during the fiscal year ended May 31, 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with, except certain inadvertent filing delinquencies which have since been corrected, as set forth blow:

         Messrs. Shirl Lakeway and Richard Munczenski did not timely make reports on Form 3 with respect to their ascension to reporting officer status. Under Rule 16a-3(f) every person who at any time during the fiscal year was subject to Section 16 is required to file a Form 5 within 45 days after fiscal year end, unless all transactions otherwise required to be reported on Form
5 have been reported before the due date of such form. Messrs. Lakeway, Munczenski and Sewitch did not timely make reports with respect to stock options which were granted to them during the last fiscal year under the Company's 1994 Stock Option
Plan. Mr. Gardner did not timely make reports with respect to certain stock options which were granted to him in respect of his services as a director and general manager of the Company under the Company's 1994 Stock Option Plan and 1994
Non-employee and Directors Stock Option Plan. During fiscal year 1995, Messrs. Heimendinger, Cotnoir, McConnell and Sax did not timely report the respective stock options granted to them under the Company's 1994 Nonemployee and Directors Stock
Option Plan in the last fiscal year. As of the date of this Proxy Statement, these Section 16(a) reporting delinquencies have now been corrected and the Company is currently undertaking steps to assist its directors and officers in meeting their Section 16(a) reporting responsibilities.

                              EXECUTIVE COMPENSATION

         The information under this heading relates to the chief executive officer. The information is presented in compliance with the rules and regulations of the Securities and Exchange Commission applicable to those companies, such as General Kinetics
Incorporated, that meet the definition of a "small business issuer".

         Executive officers are appointed each year by the Board of Directors at its annual meeting following the annual meeting of shareholders and serve for one year or until their successors are chosen and qualify in their stead. There are no family relationships among the executive officers, or any arrangement or understanding between any officer and any person pursuant to which the officer was elected.

                                 SUMMARY COMPENSATION TABLE

                                             Annual Compensation     Long-Term Compensation
                                             -------------------     ----------------------
Name and Principal                                        Other Annual Number of                All Other
   Position(1)                      Year   Salary       Bonus    Compensation      Options     Compensation
------------------                  ---    ------       -----    ------------      -------     ------------
Larry M. Heimendinger(2)            1995   $      0     $ 0      $    0            187,500     $     0
 Chairman of the Board              1994          0       0           0                  0           0
                                    1993         --      --          --                 --          --
Robert K. Gardner(3)                1995    120,000       0       3,500             71,666           0
 Vice Chairman of the               1994     29,000       0      62,500                  0           0
 Board                              1993         --      --          --                 --          --

       (1)  No executive officer of the Company, other than Mr.
Gardner, serving at the end of fiscal year 1995 received compensation in excess of $100,000 in value for fiscal year 1995.

    (2) Larry Heimendinger serves as the Company's Chairman of the Board, for which he has received no salary compensation since being elected to that position in March 1994. Since the resignation of the Company's former President, in March, 1994, the Company has no current President. In accordance with the Company's Bylaws, until a new President is elected and qualified, the Company's Chairman performs the duties of that office.

    (3) Mr. Gardner serves as the Company's Vice Chairman of the Board. As a director, he received a monthly retainer of $500 during fiscal 1995 since November 1994. He was Vice President and General Manager of the Secure Communications of the Company through May 1995 for which he received $120,000 in salary, and currently is a consultant to the Company for VSLAN Technology sales activities and government customer relations activities. During fiscal 1994 he received an aggregate of $62,500 in consulting fees prior to becoming a director in March, and $29,000 subsequent to that date.

                       INDIVIDUAL OPTION GRANTS TO EXECUTIVE OFFICERS
                                   DURING FISCAL YEAR 1995

                                                                                                 Potential of Realizable
                                                     Percent                                     Value at assumed annual
                                                     of Total                                     rates of stock price
                                                     Options                                        appreciation for
                                     Number of       Granted to                                        options term
                                      Options        Employees      Exercise     Expiration      -----------------------
Name of Executive Officer             Granted        in FY 1995       Price        Date               5%         10%
-------------------------            --------        ----------     --------     ----------      ---------- ------------
Larry M. Heimendinger                 62,500(1)      21.6%(3)       .6875        8/28/04         27,023      68,481
                                     125,000(2)      43.2%(3)       .6875        8/28/04             -0-        -0-

Robert K. Gardner                      8,333(1)       8.2%          .6875        8/28/04         12,992      32,924
                                      15,000(1)      14.8%           .375        8/28/04          3,538       8,965
                                      33,333(2)      32.8%          .6875        8/28/04            -0-         -0-
                                      15,000         14.8%           .375        8/28/04          3,538       8,965

    (1) 50% of such options have vested and are currently exercisable. An additional 25% will vest on November 30, 1995 and the remaining 25% on May 31, 1996.

    (2) Incentive stock options which only vest if stock prices reach stipulated multiples of base price of $1.0026 (for ten consecutive trading days) as follows: upon 300% increase in price, 25% vest; upon 400% increase in price, 50% vest; upon 500% increase in price, 75% vest; upon 600% increase in price, 100% vest.

    (3) Larry Heimendinger is not an employee of the Company. For purposes of the calculation of Mr. Heimendinger's percentages only, his options have been included in the aggregate total employee options granted.


                  FY-1995 OPTIONS EXERCISE AND FY-1995 YEAR-END VALUE TABLE


                                     Number of            Number of Options               In-The-Money Options
                                      Shares               At End-FY 1995                    At End-FY 1995
                                                        ----------------------------      ---------------------------
                                      Acquired                             Unexer-                           Unexer-
Name of Executive Officer            On Exercise        Exercisable        cisable        Exercisable        cisable
-------------------------            -----------        -----------        -------        -----------        -------
Larry M. Heimendinger                  0                  31,250             94,250             --               --

Robert K. Gardner                      0                  15,767             55,899             --               --


                                   PRINCIPAL SHAREHOLDERS

         As of October 6, 1995, approximately 52.5% percent of the Company's outstanding Common Stock was believed to be beneficially owned by Gutzwiller & Partner, AG ("Gutzwiller"). The following table sets forth the beneficial ownership of Common
Stock as of October 6, 1995 of Gutzwiller, the only person or entity believed by the Company to be the beneficial owner of more than 5 percent of such class of securities.


Percent of Name and Address of   Shares of Common Stock   Outstanding
    Beneficial Owner             Beneficially Owned       Common Stock
    ----------------             ----------------------   ------------

    Gutzwiller & Partner AG      3,418,100                52.5%
    Schindlerstrasse 26
    CH-8035 Zurich/Switzerland


 -------------
    * Based on information provided by Gutzwiller, a Swiss investment advisory firm. As of September 20, 1995, Gutzwiller has reported that it has the power to vote, and discretionary power to dispose of, 3,418,100 shares of Common Stock issued and outstanding as of the record date. It is the Company's understanding that Gutzwiller has discretionary authority to dispose of or convert Convertible Debentures of the Company which are convertible into 18,370,000 shares of Common Stock, and would have the power to vote or dispose of the 18,370,000 shares of Common Stock issuable upon conversion thereof. After such a conversion, Gutzwiller would hold 21,788,100 shares which would represent 73.8% of the then outstanding Common Stock. This calculation does not include 100,000 shares held of record by BAB General Consultants for the benefit of Dr. August Schubiger, a director of and attorney for Gutzwiller, or 100,000 shares held of record by Gutzwiller for the benefit of an unaffiliated third party.

                                  PROPOSAL NO. 2

                            AMENDMENT TO THE COMPANY'S
                       RESTATED ARTICLES OF INCORPORATION

GENERAL

         The Board of Directors of the Company approved, Subject to the shareholder approval solicited hereby, a single proposal ("Reverse Stock Split Proposal") to amend the Company's Amended and Restated Articles of Incorporation to effect a one-for-three reverse Common Stock split ("Reverse Stock Split"). A reverse stock split is effected under Virginia law by amending the Articles of Incorporation, which requires the approval of the Company's shareholders. If the amendment of the Company's Articles of Incorporation (the "Amendment") is approved by the requisite vote of the Company's shareholders, the Reverse Stock Split will be effective upon filing of the Amendment with the Virginia State Corporation Commission (the "Effective Time" and the date of the Effective Time, the "Effective Date"). Each stock certificate representing a number of shares of Common Stock outstanding immediately prior to the Effective Time will be deemed automatically, without any action on the part of the shareholders, to represent one-third that number of shares after the Effective Time. A form of the amended text to the Articles of Incorporation is attached hereto as Appendix A.

         Although the Company's Board of Directors believes as of the date of this Proxy Statement that a one-for-three Reverse Stock Split is advisable, the Reverse Stock Split Proposal may be abandoned by the Board of Directors at any time before, during or after the Annual Meeting and prior to filing the amendment to the Articles of Incorporation with the State Corporation Commission of the Commonwealth of Virginia.

PURPOSES OF REVERSE STOCK SPLIT

         In light of the relatively low price per share at which the Common Stock has traded in the recent past, the American Stock Exchange has recommended that a combination or reverse split of the shares of Common Stock be submitted to the Company's shareholders. The Board of Directors also believes, among other things, that the per share price of the Common Stock has affected the marketability of the existing shares, the amount and percentage of transaction costs paid by individual shareholders and the potential ability of the Company to raise capital by issuing additional shares. The Board of Directors further Believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Stock Split may result in an increase in the quoted market price of the Common Stock to a level which the Board believes is a more readily accepted trading price in the capital markets. There can be no assurance, however, that any such increase would be in proportion to the one-for-three reverse stock split ratio, or that the per share price level of the Common Stock immediately after the proposed Reverse Stock Split will be maintained for any period of time.

         In particular, the Board of Directors of the Company believes that a relatively low per share market price for stock may impair the interest in that stock on the part of certain members of the investing public. Certain investors may view low-priced stock as less attractive or, as a matter of policy, may not extend margin credit on stock trading at low prices, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. Some brokerage houses may be less inclined to recommend lower-priced stock to their clients or to hold it in their own portfolios. Further, a variety of brokerage house policies and practices may discourage individual brokers within those firms from dealing in low-priced stock because of the time-consuming procedures that make the handling of low-priced stock less attractive to brokerage houses from an economic standpoint.

         In addition, since the broker's commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, a lower share price can result in individual shareholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price were substantially higher. However, if approved, the Reverse Stock Split may result in some shareholders owning 'odd-lots' of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

EFFECTS OF REVERSE STOCK SPLIT

         The Reverse Stock Split alone will not affect any shareholder's proportionate equity interest in the Company, except for minor differences resulting from the rounding of fractional shares, nor will it affect the rights, preferences, privileges or priorities of the Common Stock. In addition, the Reverse Stock Split will not affect the shareholders' equity of the Company as reflected in the financial statements of the Company except to change the number of the issued and outstanding shares of Common Stock. After giving effect to the Reverse Stock Split, each shareholder will own one share of new Common Stock for each three shares of Common Stock held at the time of the Reverse Stock Split, and one additional share in lieu of the issuance of fractional shares of new Common Stock. In connection with the Reverse Stock Split, appropriate adjustments will be made in the exercise or conversion price of, and number of shares issuable under, the Company's outstanding stock options and outstanding warrants to purchase Common Stock and convertible debentures.

         If the Amendment is approved by the shareholders, the Company intends to file the Certificate of Amendment shortly after the date of the Meeting. If for any reason the Board of Directors deems it advisable to do so, the Reverse Stock Split Proposal may be abandoned by the Board of Directors at any time before, during or after the annual shareholders meeting and prior to filing and effectiveness of the amendment to the Articles of Incorporation, without further action by the shareholders of the Company. The Reverse Stock Split will become effective on the Effective Time.

EXCHANGE OF STOCK CERTIFICATES

         As soon as practicable after the Effective Date, the Company will send a letter of transmittal to each shareholder of record on the Effective Date for use in transmitting certificates representing shares of Common Stock ("old certificates") to the Company's transfer agent, Chemical Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001 (the "Exchange Agent"). The letter of transmittal will contain instructions for the surrender of old certificates to the Exchange Agent in exchange for certificates representing the number of whole shares of new Common Stock. No new certificates will be issued to a shareholder until such shareholder has surrendered all old certificates together with a properly completed and executed letter of transmittal to the Exchange Agent. Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with all old certificates, shareholders will receive a new certificate or certificates representing the number of whole shares of new Common Stock into which their shares of Common Stock represented by the old certificates have been converted as a result of the Reverse Stock Split. Until surrendered, outstanding old certificates held by shareholders will be deemed for all purposes to represent the number of whole shares of Common Stock to which such shareholders are entitled as a result of the Reverse Stock Split. Shareholders should not send their old certificates to the Exchange Agent until they have received the letter of transmittal. Old certificates not presented for surrender as soon as is practicable after the letter of transmittal is sent shall be exchanged for new certificates at the first time they are otherwise presented for transfer. No service charges will be payable by shareholders in connection with the exchange of certificates, all expenses of which will be borne by the Company.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the material anticipated Federal income tax consequences of the Reverse Stock Split to shareholders of the Company. This summary is based on the Federal income tax laws now in effect and as currently interpreted;
it does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes, regulations and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary is provided for general information only and does not purport to address all aspects of the possible Federal income tax consequences of the Reverse Stock Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, and without limiting the foregoing, this summary does not consider the Federal income tax consequences to shareholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the Federal income tax laws (for example, life insurance companies, regulated investment companies and foreign taxpayers). The summary does not address any consequence of the Reverse Stock Split under any state, local or foreign tax laws. No ruling from the Internal Revenue Service ("Service") or opinion of counsel will be obtained regarding the Federal income tax consequences to the shareholders of the Company as a result of the Reverse Stock Split. ACCORDINGLY, EACH SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

         The Company believes that the Reverse Stock Split would be a tax-free recapitalization to the Company and its shareholders.
If the Reverse Stock Split qualifies as a recapitalization under
Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, a stockholder of the Company who exchanges his or her Common Stock solely for new Common Stock should recognize no gain or loss for Federal income tax purposes. A stockholder's aggregate tax basis in his or her shares of new Common Stock received from the Company should be the same as his or her aggregate tax basis in the Common Stock exchanged therefor. The holding period of the new Common Stock received by such stockholder should include the period during which the Common Stock surrendered in exchange therefor was held, provided all such Common Stock was held as a capital asset on the date of the exchange.

VOTE REQUIRED

         The affirmative vote of two-thirds of the Common Stock outstanding and entitled to vote shall be required to approve the proposed amendment to the Articles of Incorporation. The votes represented by the Proxies received will be voted FOR approval of the adoption of the proposed amendment to the Articles of Incorporation, unless a vote against such approval or to abstain from voting is specifically indicated on the Proxy.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE
RESTATED ARTICLES OF INCORPORATION

                                       PROPOSAL NO. 3

                      RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected BDO Seidman, independent certified public accountants, as independent auditors for the Company for fiscal year 1996. A resolution will be submitted to shareholders at the meeting for ratification of such selection. Although ratification by shareholders is not a prerequisite to the ability of the Board of Directors to select BDO Seidman as the Company's independent auditors, the Company believes such ratification to be desirable. If the shareholders do not ratify the selection of BDO Seidman, the selection of independent auditors will be reconsidered by the Board of Directors; however, the Board of Directors may select BDO Seidman notwithstanding the absence of shareholder ratification of its selection.

         The Board of Directors recommends a vote FOR this resolution to approve BDO Seidman as the independent auditors for the Company for fiscal year 1996. Proxies solicited by the Board of Directors will be so voted unless shareholders specify a contrary vote. The resolution may be adopted by a majority of the votes cast with respect thereto.

         It is expected that a representative of BDO Seidman will be present at the meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF BDO SEIDMAN AS THE INDEPENDENT
AUDITORS.

                                   SHAREHOLDERS' PROPOSAL

         Proposals of shareholders which are intended to be presented at the 1996 Annual Meeting must be received by the Company at its principal executive offices no later than June 14, 1996 for inclusion in the Company's proxy materials for that meeting.

                                        OTHER MATTERS

         The Proxy and Proxy Statement have been approved by the Board of Directors and sent to shareholders by its authority.
The matters referred to in the Notice of Meeting and in the Proxy Statement are, to management's knowledge, the only matters which will be presented for consideration at the Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed Proxy intend to vote said Proxy on any such matters in accordance with their best judgment.

         This Proxy Statement incorporates certain Financial
Statements and other information from the Company's Annual Report delivered herewith which contains the text of the Company's Annual Report on Form 10-K for the fiscal year ending May 31, 1995.

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ending May 31, 1995, as filed with the Securities and Exchange Commission, will be furnished without charge upon the written request to the Company's Secretary at the address shown on the first page.


SANDY B. SEWITCH
Secretary

    APPENDIX A

                           PROPOSED AMENDMENT TO ARTICLE THIRD OF
                      THE COMPANY'S RESTATED ARTICLES OF INCORPORATION

         THIRD: The maximum number of shares that the corporation has the authority to issue is fifty million (50,000,000) shares of common stock with a par value of twenty-five cents ($.25) each. Said shares may be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors and as permitted by law. All issued shares of common stock, including shares held in the treasury of the corporation, shall be designated "Common Stock". Holders of the Common
Stock shall not be entitled to any preemptive rights to acquire unissued shares of the corporation at such time as such shares may be issued. Each three (3) shares of authorized Common Stock issued and outstanding or standing in the name of the Corporation at the close of business on the date of filing and recording (the "Effective Time") of this Certificate of Amendment ("Amendment") in the Office of the State Corporation Commission of the Commonwealth of Virginia, shall, upon the filing and recording of this Amendment in the Office of the State Corporation Commission of the Commonwealth of Virginia, thereupon automatically be reclassified and changed into one (1) validly issued, fully paid and nonassessable share of Common Stock. Each holder of record of shares of Common Stock to be so reclassified and changed shall at the Effective Time become the record owner of the number of shares of Common Stock as shall result from such reclassification and change. Each such record holder shall be entitled to receive, upon the surrender of the certificate or certificates representing the shares of Common Stock to be so reclassified and changed at the office of the transfer agent of the Corporation in such form and accompanied by such documents, if any, as may be prescribed by the transfer agent of the Corporation, a new certificate or certificates representing the number of shares of Common Stock of which he or she is the record owner after giving effect to the provisions of this Article Third. The Corporation shall not issue fractional shares with respect to the reclassification and change, and instead shall, in lieu of any fractional share of Common Stock which would otherwise result, issue to the holder entitled thereto one (1) whole share of Common Stock, which share shall be validly issued, fully paid and nonassessable.

PRELIMINARY PROXY FORM (FRONT)

                                     COMMON STOCK PROXY
                                GENERAL KINETICS INCORPORATED
                      14130-C Sullyfield Circle - Chantilly, VA  22021
                   REVOCABLE PROXY FOR ANNUAL MEETING ON NOVEMBER 14, 1995
                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Larry Heimendinger and Sandy Sewitch, and each of them jointly and severally, attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of General Kinetics Incorporated which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Marriott Suites Washington Dulles, 13101 Worldgate Drive, Herndon, Va. 22070, on November 14, 1995, and at all adjournments thereof with all powers the undersigned would possess if personally present and voting thereat.

    The Board of Directors recommends a vote FOR:

    1.   The election of Larry Heimendinger as a Class I director

         / /  FOR the above named   / / WITHHOLD AUTHORITY to vote for
              nominee                   the above named nominee

    2.   The proposal to approve the amendment to the Company's
Restated Articles of Incorporation to effect a one-for-three reverse common stock split.

         / / FOR             / / AGAINST           / / ABSTAIN

    3.   The proposal to ratify the appointment of BDO Seidman

         / / FOR             / / AGAINST           / / ABSTAIN

    4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
Stockholders planning to attend the Annual Meeting are requested to indicate the number of persons attending in the block. / /

    Stockholders may attend the meeting whether or not the block is filled in.


       IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE
REVERSE SIDE.

PRELIMINARY PROXY FORM (BACK)

    THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS IN THIS PROXY. IF INSTRUCTIONS ARE NOT INCLUDED
HEREIN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, and 4.
                                 ---

          Date                     , 1995
               --------------------

          Number of Shares


          ---------------------------------------
                     (Signature)



          ---------------------------------------
               (Signature if held jointly)


(Please sign as name(s) appear(s) on this proxy card. If joint account, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer.
If a partnership, please sign in partnership name by authorized person.)


PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE
ENVELOPE ENCLOSED - NO POSTAGE IS REQUIRED